                     PRUDENTIAL SMALL COMPANIES FUND, INC.
                            ARTICLES OF AMENDMENT

     Prudential Small Companies Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:  The charter of the Corporation is hereby amended by striking out
Article 1 and inserting in lieu thereof the following:

     "The name of the corporation (hereinafter called the "Corporation") is Prudential Small Company Value Fund, Inc."

     SECOND: The amendment to the charter of the Corporation as hereinabove set forth has been duly advised and approved by the board of directors and is limited to changes expressly permitted by Section 2-605 of the General Corporation Law of the State of Maryland to be made without stockholder action.

     THIRD: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     FOURTH: The foregoing amendment to the charter of the Corporation shall become effective at 9:00 a.m. on June 1, 1997.

     IN WITNESS WHEREOF, Prudential Small Companies Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and Secretary on May 21, 1997.

                                       PRUDENTIAL SMALL COMPANIES FUND, INC.


                                       By: /s/ Richard Redeker
                                          -------------------------------------
                                           Richard A. Redeker
                                           President

ATTEST:

By: /s/ Marguerite Morrison
    -----------------------------------
    Marguerite E. H. Morrison
    Assistant Secretary

     THE UNDERSIGNED, President of Prudential Small Companies Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                       By: /s/ Richard Redeker
                                           ------------------------------------
                                           Richard A. Redeker
                                           President









                                      2